                                                                   EXHIBIT 10.13


                             TAX SHARING AGREEMENT


     This Agreement is effective as of the first day of the consolidated return year ending December 31, 1998, and is entered into between AXIA Group, Inc. (the "Parent"), AXIA Holdings Corp., AXIA Incorporated, Ames Taping Tool Systems Inc., and TapeTech Tool Company, Inc. (the "Subsidiaries").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the parties (hereinafter sometimes referred to as "Members"; or in the singular "Member") hereto are part of an affiliated group of corporations of which Parent is the common parent (the "AXIA Group, Inc. Affiliated Group") as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the AXIA Group, Inc. Affiliated Group will file a consolidated federal income tax return for its initial taxable period ending December 31, 1998 in accordance with Section 1501 of the Code and is required to file consolidated income tax returns for years subsequent to such year; and

     WHEREAS, it is the intent and desire of the parties hereto that a method be established for allocating the AXIA Group, Inc. Affiliated Group's consolidated federal regular income tax liability and its consolidated federal minimum tax liability among the Members (as required by Section 1552(a) of the Code); for reimbursing the Parent for payment of such tax liability; and to provide for the allocation and payment of any refund arising from a carryback of tax items or attributes, such as net operating losses or tax credits, from subsequent tax years.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

     1. CONSOLIDATED FEDERAL INCOME TAX RETURN. Parent shall file a U.S. consolidated federal income tax return for the AXIA Group, Inc. Affiliated Group for the taxable year ending December 31, 1998 and for each subsequent taxable year in respect of which this Agreement is in effect and for which the AXIA Group, Inc. Affiliated Group is required or permitted to file a consolidated federal income tax return. The Parent and each of the Subsidiaries shall execute and file such consents, elections, and other documents that may be required or appropriate for the proper filing of such returns.

     2. ALLOCATION ELECTION UNDER SECTION 1552(B) OF THE CODE. Consistent with the requirements of Section 1552(b) of the Code and Sections 1.1552-1(d) of the Regulations, Parent shall, within the time permitted under the Code and the Regulations, cause the AXIA Group, Inc. Affiliated Group to elect a method to apportion its consolidated federal regular income tax liability from those methods permitted by the Regulations, and Parent shall cause the AXIA Group, Inc. Affiliated Group to apportion its consolidated federal regular income tax liability among the Members in accordance with such method. The Parent shall cause the AXIA Group, Inc. Affiliated Group to allocate its consolidated federal minimum tax liability as provided in Proposed Regulations Section 1.1552-1(g).

     3. ALLOCATION OF REGULAR CONSOLIDATED FEDERAL INCOME TAX LIABILITY AMONG MEMBERS. The Members agree to determine and allocate the consolidated federal regular income tax liability of the AXIA Group, Inc. Affiliated Group among themselves in the following manner:

          Step 1. The consolidated federal regular income tax liability of the AXIA Group, Inc. Affiliated Group, as determined under Section 1.1502-2, shall be allocated to the Members as provided in Paragraph 2 of this Agreement;

     4. ALLOCATION OF CONSOLIDATED FEDERAL MINIMUM TAX LIABILITY AMONG MEMBERS. The Members of the AXIA Group, Inc. Affiliated Group agree to determine and allocate the consolidated federal minimum tax liability among themselves in the following manner:

          Step 1. The consolidated federal minimum tax liability of the AXIA Group, Inc. Affiliated Group shall be allocated among the Members as provided in Paragraph 2 of this Agreement;

     5. RULES REGARDING ALLOCATION METHOD. Regarding the application of the allocation method in Paragraphs 3 and 4 of this Agreement, it is acknowledged that the amount of consolidated federal regular income tax liability or the consolidated federal minimum tax liability of the AXIA Group, Inc. Affiliated Group allocated to each Member under the method elected in Paragraph 2 of this Agreement shall (i) decrease the earnings and profits of such Member, and (ii) be treated as a liability of such Member for such amount.

     6. ADMINISTRATION OF TAX ALLOCATION AGREEMENT. The provisions of this Agreement shall be administered by the chief financial officer of Parent.

     7. PAYMENTS. Each Member shall pay the Parent its allocated consolidated federal regular income tax liability and/or consolidated federal minimum tax liability as determined under Paragraphs 3 and 4 of this Agreement. Payments are to be made no later than thirty days after the date of filing of the consolidated federal income tax return for such taxable year.

     8. ESTIMATED TAX ASSESSMENT. The chief financial officer of Parent shall have the right to assess Members their share of estimated tax payments to be made on the projected consolidated federal income tax liability for each year. Payment to the chief financial officer shall be made ten days after such assessment. Such member will receive credit for such prepayments in the year-end computation under Paragraph 7 of this Agreement.

     9. CARRY BACK OR FORWARD OF CONSOLIDATED NET OPERATING LOSS OR CREDIT TO SEPARATE RETURN YEAR OR CONSOLIDATED RETURN YEAR FOR OTHER AFFILIATED GROUP. If part or all of an unused consolidated net operating loss or tax credit is allocated to a Member pursuant to Section 1.1502-21T of the Regulations, and it is carried back or forwarded to a year in which such Member filed a separate income tax return or a consolidated federal income tax return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be retained by such Member. (If such refund or reduction goes to some entity other than the Member, then such entity shall pay over such amount to the Member.) Notwithstanding the above, the Parent shall determine whether an election shall be made not to carryback any consolidated net operating loss arising in a consolidated return year (including any portion allocated to a Member under Section 1.1502-21T) in accordance with Section 172(b)(3)(C) of the Code.

     10. ADJUSTMENT TO CONSOLIDATED FEDERAL INCOME TAX LIABILITY. If the consolidated federal income tax liability of the AXIA Group, Inc. Affiliated Group is adjusted for any taxable period, whether by means of an amended return, claim for refund, or after-tax audit by the Service, the liability of each Member shall be recomputed under Paragraphs 2, 3 and 4 of this Agreement to give effect to such adjustments. In the case of a refund, the Parent shall make payment to each Member for its shares of the refund, determined in the same manner as in Paragraph 7 of this Agreement, within thirty days after the refund is received by the Parent, and in the case of an increase in tax liability, each Member shall pay to the Parent its allocable share of such increased tax liability within ten days after receiving notice of such liability from the Parent. If any interest is to be paid or received as a result of a consolidated federal income tax deficiency or refund, such interest shall be allocated to the Members in the ratio each Member's change on consolidated federal income tax liability bears to the total change in tax liability. Any penalty shall be allocated upon such basis as the chief financial officer of the Parent deems just and proper in view of all applicable circumstances.

     11. TERM. This Agreement shall apply to the taxable year specified in the preamble of this Agreement, and all subsequent taxable years, unless the Members agree in writing to terminate the Agreement. Notwithstanding such termination, this Agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to termination.

     12. ASSIGNABILITY. The Agreement shall not be assignable by any Member without the prior written consent of the others.

     13. AVAILABILITY OF RECORDS. All material including, but not limited to, returns, supporting schedules, work papers, correspondence, and other documents relating to the consolidated federal income tax returns filed for a taxable year during which this Agreement was in effect shall be made available to any Member to the Agreement during regular business hours for a minimum period equal to applicable federal record retention requirements.

     14. RESOLUTION OF DISPUTES. A dispute or difference between the parties with respect to the operation or interpretation of this Agreement shall be decided by three arbitrators who must all be certified public accountants. Each Member (or if there are more than three members, all members will be divided into three groups) shall elect an arbitrator. The court of arbitrators shall be held in the office of Parent. The parties shall bear the cost of arbitration, including all fees for attorneys and accountants, in a ratio to be determined by Parent.

     15. DEPARTURE OF MEMBER FROM AXIA GROUP, INC. AFFILIATED GROUP. Any Member which leaves the consolidated group shall be bound by this Agreement.

     16. ADDITIONAL MEMBERS. The Members hereto specifically recognize that from time to time other companies may become Members of the AXIA Group, Inc. Affiliated Group and hereby agree that such new Members may become parties to this Agreement by executing the master copy of this Agreement which shall be maintained at Parent's headquarters. It will not be necessary for all the other Members to resign the Agreement but the new Member may simply sign the existing Agreement and it will be effective as if the old Members had resigned.

     17. CHANGE IN CONSOLIDATED INCOME TAX LAW. Any alteration, modification, addition, deletion, or other change in the consolidated income tax return provision of the Code or the regulations thereunder shall automatically be applicable to this Agreement mutatis mutandis.

     18. CONTINUATION OF AGREEMENT. Failure of one or more parties hereto to qualify by meeting the definition of Member of the "AXIA Group, Inc. Affiliated Group" shall not operate to terminate this Agreement with respect to the other parties as long as two or more parties hereto continue so to qualify.

     19. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the respective successors and assigns of the parties hereto; but no assignment shall relieve any party's obligations hereunder without the written consent of the other parties.

     20. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed and executed by their respective authorized officers on the dates indicated, effective as of the date first written above.


                              PARENT

                              AXIA Group, Inc.

                              By: /s/ Lyle J. Feye
                                 ----------------------------------
                              Name: Lyle J. Feye
                                   --------------------------------
Date: July 22, 1998           Title: VP Finance
                                    -------------------------------

                              SUBSIDIARIES

                              AXIA Holdings Corp.

                              By: /s/ Lyle J. Feye
                                 ----------------------------------
                              Name: Lyle J. Feye
                                   --------------------------------
Date: July 22, 1998           Title: VP Finance
                                    -------------------------------

                              AXIA Incorporated

                              By: /s/ Lyle J. Feye
                                 ----------------------------------
                              Name: Lyle J. Feye
                                   --------------------------------
Date: July 22, 1998           Title: VP Finance
                                    -------------------------------

                              Ames Taping Tool Systems Inc.

                              By: /s/ Lyle J. Feye
                                 ----------------------------------
                              Name: Lyle J. Feye
                                   --------------------------------
Date: July 22, 1998           Title: VP Finance
                                    -------------------------------

                              TapeTech Tool Company, Inc.

                              By: /s/ Lyle J. Feye
                                 ----------------------------------
                              Name: Lyle J. Feye
                                   --------------------------------
Date: July 22, 1998           Title: VP Finance
                                    -------------------------------